Exhibit 99.3

GMAC Commercial
Mortgage Corporation

Report on Compliance with Minimum
Master Servicing Standards
December 31, 2005

PricewaterhouseCoopers LLP PricewaterhouseCoopoers Center
300 Madison Avenue
New York NY 10017
Telephone (646) 471 3000
www.pwc.com

Report of Independent Accountants

To the Board of Directors and Shareholder of
GMAC Commercial Mortgage Corporation:

We have examined management’s assertion, dated February 27, 2006, about GMAC Commercial Mortgage Corporation’s (the “Company’s”) compliance with its established minimum master servicing policy (“Master Servicing Policy”), which management derived from the Mortgage Bankers Association of America’s Uniform Single Attestation Program for Mortgage Bankers (USAP), as of and for the year ended December 31, 2005 included in the accompanying management assertion (see Exhibit I). Management is responsible for the Company’s compliance with the Master Servicing Policy, Our responsibility is to express an opinion on management’s assertion about the Company’s compliance based on our examination.

Our examination was made in accordance with the standards established by the American Institute of Certified Public Accountants and, accordingly, included examining, on a test basis, evidence about the Company’s compliance with the Master Servicing Policy and performing such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination of the Company’s compliance with the Master Servicing Policy.

In our opinion, management’s assertion that, except for instances of noncompliance, the Company complied with the aforementioned Master Servicing Policy as of and for the year ended December 31, 2005 is fairly stated, in all material respects.

February 27, 2006

Exhibit I

Management’s Assertion Concerning Compliance
With Minimum Master Servicing Standards

February 27, 2006

As of and for the year ended December 31, 2005, for the master servicing transactions included in Exhibit II, GMAC Commercial Mortgage Corporation has complied, in all material respects, with the applicable minimum master servicing standards set forth in the company’s Master Servicing Policy (attached in Exhibit [I]), which were derived from the Mortgage Bankers Association of America’s Uniform Single Attestation Program for Mortgage Bankers, except with respect to the requirement that reconciling items shall be resolved within ninety (90) calendar days of identification, for which the company was no in compliance.

As of December 31, 2005, the company was covered by various General Motors Corporation insurance policies providing $350 million of fidelity bond insurance and $100 million of errrors and omissions insurance.

Robert D. Feller
Chief Executive Officer

Michael 1. l.ipson
Executive Vice President, Global Servicing

Wayne D. lloch
Executive Vice President and Chief Financial Officer

Exhibit II

GMAC COMMERCIAL MORTGAGE CORPORATION

TRANSACTIONS ASSOCIATED WITH MASTER SERVICING

RESPONSIBILITIES

ACMF I SERIES 1997-C1

AETNA SERIES 1995-C5

AMERICAN SOUTHWEST SERIES 1993-2

ASC SERIES 1996-D3

ASC SERIES 1997-D4

ATHERTON 1997-1

ATHERTON 1998-A

ATHERTON 1999-A

ATHERTON WAREHOUSE -AW9601

ATHERTON-PW WAREHOUSE

BACM 2001-C1

BANK OF AMERICA 2002-XI

BKB SERIES 1997-C1 (LB)

CALSTERS 2002 C6

CALWEST 2003-CALW

CAPCO SERIES 1998-D7

CCMSC 2001-245 PRK AVE

CDC 2002-FX1

CDO SERIES 2004-1

CO SERIES 2005-EMG

CGMT SERIES 2004-FL1

CHASE SERIES 1996-1

CHASE SERIES 1996-2

CHASE SERIES 1997-1

CHASE SERIES 1997-2

CHASE SERIES 1998-2

CHASE SERIES 2000-FL1

CHASE-FIRST UNION 1999-1

CITICORP LEASE TRUST 1999-1

COLUMN SERIES 2002 CCL1

COMM 2001-J2

COMM 2003-LNB1

COMM2005-FL11

COMM SERIES 2001-FL5

COMM SERIES 2004-LNB2

COMM SERIES 2004-LNB4

COMM SERIES 2005-C6

CREST GSTAR 2001-1

CSFB SERIES 1995-M1

CSFB SERIES 1997-PS1

CSFB SERIES 1998-PS2

CSFB SERIES 1999-PS3

CSFB SERIES 2000-C1

CSFB SERIES 2000-PS4

CSFB SERIES 2001-CF2

CSFB SERIES 2001-SPG1

CSFB SERIES 2005-C1

CSFB SERIES 2005-C5

DAIWA 1993-1

DLJ SERIES 1996-CF1

DLJ SERIES 1997-CF1

EDI

EDII

EMAC 1998

EMAC 1999

EMAC 2000

FMAC 1991-A

FMAC 1993-B

FMAC 1994-A

FMAC 1995-B

FMAC 1996-B

FMAC 1997-A

FMAC 1997-B

FMAC 1997-C

FMAC 1998-A

FMAC 1998-B

FMAC 1998-C

FMAC 1998-D

FMAC 2000-A

FMHA

FNMA SERIES 1998-M1

FOREST CITY 1994-1

FREEHOLD RACEWAY

G3 STRATEGIC INV 2002-WL1

GCCF SERIES 2005-GG3

GFCM 2003-1

GGP MALL PROP TR-SERIES 2001-GGP1

GMACCM SERIES 1996-C1

GMACCM SERIES 1997-C1

GMACCM SERIES 1997-C2

GMACCM SERIES 1998-C 1

GMACCM SERIES 1998-C2

GMACCM SERIES 1999-C1

GMACCM SERIES 1999-C2

GMACCM SERIES 1999-C3

GMACCM SERIES 1999-CTL1

GMACCM SERIES 2000-C1

GMACCM SERIES 2000-C2

GMACCM SERIES 2000-C3

GMACCM SERIES 2000-FL1

GMACCM SERIES 2000-FL-F

GMACCM SERIES 2001-A

GMACCM SERIES 2001-C1

GMACCM SERIES 2001-C2

GMACCM SERIES 2001-FL1

GMACCM SERIES 2002-C1

GMACCM SERIES 2002-C2

GMACCM SERIES 2002-C3

GMACCM SERIES 2002-FL1

GMACCM SERIES 2003 SENIORS

GMACCM SERIES 2003-C1

GMACCM SERIES 2003-C2

GMACCM SERIES 2003-C3

GMACCM SERIES 2003-FL1

GMACCM SERIES 2003-FLA

GMACCM SERIES 2003-FL-SNF

GMACCM SERIES 2004-C1

GMACCM SERIES 2004-C2

GMACCM SERIES 2004-C3

GMACCM SERIES 2005-C1

G-MAX 2002-FLA

GMAX 2002-FX-1

GOLDMAN SACHS SERIES 1997-GLI

GOLDMAN SACHS SERIES 1998-C1

GOLDMAN SACHS SERIES 1998-GLII

GOLDMAN SACHS SERIES 1999-CI

GOLDMAN SACHS SERIES 2001-1285

GOLDMAN SACHS SERIES 2001-GL3

GOLDMAN SACHS SERIES 2001-ROCK

GOLDMAN SACHS SERIES 2002-GSFL V

GOLDMAN SACHS SERIES 2003-C1

GOLDMAN SACHS SERIES 2005-GG4

GOLDMAN SACHS SERIES 2005-GSFL VII

HEALTHFUND 1999-1

HUD

EPS 2005-1

JP MORGAN CHASE SERIES 2001-A

JP MORGAN CHASE SERIES 2001-CIBC1

JP MORGAN CHASE SERIES 2002-C3

JP MORGAN CHASE SERIES 2004-C1

JP MORGAN CHASE SERIES 2004-C2

JP MORGAN CHASE SERIES 2004-CIBC10

JP MORGAN CHASE SERIES 2004-CIBC8

JP MORGAN CHASE SERIES 2004-CIBC9

JP MORGAN CHASE SERIES 2004-LN2

JP MORGAN CHASE SERIES 2005-CIDBC11

JP MORGAN CHASE SERIES 2005-CIBC12

JP MORGAN CHASE SERIES 2005-LDP3

JP MORGAN CHASE SERIES 2005-LDP4

JP MORGAN CHASE SERIES 2005-LDP5

LEHMAN BROTHERS SERIES 1992-2

LEHMAN BROTHERS SERIES 1992-1

LEHMAN BROTHERS SERIES 1995-C2

LEHMAN BROTHERS SERIES 1996-C2

LEHMAN BROTHERS SERIES 1998-C1

LIBRARY TOWER 1998-1

LK94C2

LONG LANE MASTER TRUST IV

LTC SERIES 1998-1

MCF 1996-MC2 (NATIONS)

MCF SERIES 1996-MCI

MCF SERIES 1998-MC1

MCF SERIES 1998-MC3

MERRILL LYNCH SERIES 1995-C3

MERRILL LYNCH SERIES 1996-C1

MERRILL LYNCH SERIES 1997-C1

MERRILL LYNCH SERIES 1998-C1-CTL

MERRILL LYNCH SERIES 1999 C2

MERRILL LYNCH SERIES 2000 CANADA 3

MERRILL LYNCH SERIES 2000-C4

MERRILL LYNCH SERIES 2001-C5

MERRILL LYNCH SERIES 2002-BC2P

MERRILL LYNCH SERIES 2002-C7

MERRILL LYNCH SERIES 2002-C8

MERRILL LYNCH SERIES 2003 C-l1

MERRILL LYNCH SERIES 2003-C10

MERRILL LYNCH SERIES 2003-C9

MERRILL LYNCH SERIES SERIES 2000-BELL MOBILITY

MERRILL LYNCH SERIES 2005-LC1

MORGAN STANLEY SERIES 1996-C1

MORGAN STANLEY SERIES 1997-C1

MORGAN STANLEY SERIES 1997-XL1

MORGAN STANLEY SERIES 1998-CF1

MORGAN STANLEY SERIES 1998-HF1

MORGAN STANLEY SERIES 1998-HF2

MORGAN STANLEY SERIES 1999-RM1

MSDW SERIES 1997-HF1

MSDW SERIES 1999-FNV1

MSDW SERIES 2001-IQ

MSDW SERIES 2001-PPM

MSDW SERIES 2002-HQ

MSDW SERIES 2002-IQ3

MSDW SERIES 2002-WM

MSDW SERIES 2003-IQ4

MSDW SERIES 2003-IQ5

MSDW SERIES 2003-IQ5 - B&B NOTES

MSDW SERIES 2005- IQ-10

NATIONS LINK SERIES 1996-1

NEW ENGLAN MUTUAL

NOMURA SERIES 1993 1 (HM9301)

NOMURA SERIES 1995 MD IV

NOMURA SERIES 1996 MD V

NOMURA SERIES 1996 MD VI

NOMURA SERIES 1998-D6

OREGON SERIES 1995-1

PAINE WEBBER 1996-13

PRUDENTIAL SECURITIES CREDIT

REAL - T SERIES 2004-1

SALOMON BROTHERS SERIES 1999-C1

SALOMON BROTHERS SERIES 2000-C1

SASCO SERIES 1997-LL1

SDG MACERICH (CMO)

SL COMMERCIAL 1997 Cl

SOLAR TRUST SERIES 2001-1

SOLAR TRUST SERIES 2002-1

SOLAR TRUST SERIES 2003-CCl

U-HAUL SERIES 1993-1

USGI 1992-1

Exhibit III

GMAC COMMERCIAL MORTGAGE CORPORATION
MINIMUM MASTER SERVICING POLICY

I.      CUSTODIAL BANK ACCOUNTS

1.     Reconciliations shall be prepared on a monthly basis for all custodial bank accounts and related bank clearing accounts. These reconciliations shall:

•      be mathematically accurate;

•      be prepared within forty-five (45) calendar days after the cutoff date, but in any event in accordance with the applicable servicing agreements;

•      be reviewed and approved by someone other than the person who prepared the reconciliation; and

•      evidence explanations for reconciling items which shall be resolved within ninety (90) calendar days of identification.

2.     Funds of the servicing entity shall be advanced as specified in the applicable servicing agreements in cases where there is potential for an overdraft in an investor’s account or a request letter has been received from a subservicer for a servicing advance stipulated by the subservicing agreement.

3.     All cash for each custodial account shall be maintained at a federally insured depository institution in trust for the applicable investor or in an investment account in accordance with the applicable servicing agreement requirements.

II.    MORTGAGE PAYMENTS

1.     Mortgage payments shall be deposited into the custodial bank accounts and related bank clearing accounts within two business days of receipt from the subservicer.

2.     Mortgage payments made in accordance with the mortgagor’s loan documents shall be posted to the applicable mortgagor records within two business days of receipt from the subservicer.

III. DISBURSEMENTS

1.     Remittances made via wire transfer on behalf of a mortgagor or investor shall be made only by authorized personnel.

2.     Amounts remitted to investors per the servicer’s investor reports shall agree with cancelled checks, or other form of payment, or custodial bank statements.

IV.   INVESTOR ACCOUNTING AND REPORTING

1.     Monthly investor reports shall be sent in a timely manner listing loan level detail of payments and balances, and all other data required by the servicing agreements.

V.    INSURANCE POLICIES

1.     A fidelity bond and errors and omissions policy shall be in effect on the servicing entity in the amount of coverage represented to investors in management’s assertion.

VI.   MONITORING OF SUBSERVICER COMPLIANCE

1.     Within 120 days of a subservicer’s year-end, the subservicer’s management assertions about compliance with minimum servicing standards, which were derived form the Mortgage Bankers Association of America’s Uniform Single Attestation Program for Mortgage Bankers, and the Independent Auditors Report on management’s assertions shall be reviewed, and if material exceptions are found, appropriate corrective action will be taken.

2.     An annual certification from each subservicer stating that the subservicer is in compliance with its subservicer agreement shall be obtained by April 30th for the previous calendar year.